UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by Registrant  ☒                              Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material pursuant to Rule 14a-12

SMARTSTOP SELF STORAGE REIT, INC.

(Name of Registrant as Specified in Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

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SmartStop Self Storage REIT, Inc.

SmartStop
Self Storage REIT, Inc.
...The Smarter Way to Store!™

SmartStop Self Storage REIT, Inc.

(formerly known as Strategic Storage Trust II, Inc.)

ANNUAL MEETING OF STOCKHOLDERS

IMPORTANT STOCKHOLDER INFORMATION

Please vote promptly

VOTING IS QUICK AND EASY

Dear Stockholder:

We recently sent you proxy materials concerning important proposals regarding your investment, which will be considered at the Annual Meeting of Stockholders on June 26, 2020. This letter was sent to you because you held shares on the record date and we have not received your vote.

Your vote is critical to this process. Please vote prior to the Annual Meeting on June 26, 2020.

Thank you for your prompt attention to this matter. If you have already voted, we appreciate your participation.

H. Michael Schwartz
Executive Chairman
SmartStop Self Storage REIT, Inc.

Vote by one of these four options:

Vote Online
Visit the website noted on the enclosed proxy card and follow the instructions

Vote by Mail
Mail your signed proxy card(s) in the postage-paid envelope

Vote by Phone
Call the toll-free number printed on the enclosed proxy card and follow the automated instructions. Available 7 days a week 24 hours a day.

Speak with a Proxy Specialist
Call 1-866-963-6127 with any questions. Specialists can assist with voting. Available Mon-Fri from 9 a.m. – 11 p.m. ET and Sat from noon – 6 p.m. ET

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